SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

           Filed pursuant to Section 13 or 15(d) of

              THE SECURITIES EXCHANGE ACT OF 1934

                September 19, 1996 (September 10, 1996)
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        Date of Report (Date of earliest event reported)

                PHYSICIAN COMPUTER NETWORK, INC.
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      (Exact name of registrant as specified in charter)


                           New Jersey
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        (State or other jurisdiction of incorporation)


                            0-19666
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                   (Commission File Number)


                           22-2485688
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               (IRS Employer Identification No.)


                     1200 The American Road
                 Morris Plains, New Jersey 07950
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           (Address of principal executive officers)



                        (201) 490-3100
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     (Registrant's telephone number, including area code)
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ITEM 2.   Acquisition or Disposition of Assets
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          On September 10, 1996, the Registrant acquired Wismer-
Martin, Inc. a Washington corporation ("Wismer-Martin"), pursuant to the Agreement and Plan of Merger, dated June 20, 1996, by and among the Registrant, Wismer-Martin and Northwest Acquisition Corp., a Washington corporation which is a wholly-owned subsidiary of the Registrant ("Merger Sub"). The acquisition was structured as a merger of Merger Sub with and into Wismer-Martin (the "Merger"), with Wismer-Martin being the surviving corporation of the Merger and a wholly-owned subsidiary of the Registrant.

          The Merger is valued at approximately $11,345,000. Such amount consists of an aggregate of $1,980,000 in cash and 935,000 shares of common stock of the Registrant. The funds required for the Merger came from the Registrant's cash on hand.

          Wismer-Martin, based in Mead, Washington, is a provider of practice management systems and healthcare information systems.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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          (b)  Pro Forma Financial Information
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          At the time of the filing of this Current Report on
Form 8-K, it was impracticable for the Registrant to provide the required pro forma financial information with respect to the acquired business. The Registrant will file such required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 60 days following the date of this Report.

          (c)  Exhibits.
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          Exhibit 1 -- Press Release dated September 11, 1996.

          Exhibit 2 -- Agreement and Plan of Merger, dated June 20, 1996, by and among Physician Computer Network, Inc., Wismer-Martin, Inc. and Northwest Acquisition Corp. (Filed as Exhibit 1 to the Registrant's Current Report on Form 8-K dated June 25, 1996 and incorporated herein by reference.)
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                           SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PHYSICIAN COMPUTER NETWORK, INC.
                                        (REGISTRANT)


Date:  September 19, 1996     By:/s/ John F. Mortell
                                 John F. Mortell
                                 Executive Vice President
                                 and Chief Operating Officer